Exhibit 10.14

HOLMES FINANCING (NO. 7) PLC

REPORT AND ACCOUNTS

FOR THE PERIOD ENDED 31 DECEMBER 2003

Registered No. 4645659

HOLMES FINANCING (NO. 7) PLC

Report of the Directors

The Directors submit their report together with the accounts for the period from incorporation on 23 January 2003 to 31 December 2003.

1. Principal activity and review of the period

The principal activity of the Company is to issue asset backed notes and enter into all financial arrangements in that connection. No future changes in activity are envisaged.

The Company was registered as Holmes Financing (No.7) PLC in England and Wales on 23 January 2003 as a public limited company, with an authorised share capital of £100,000 comprising 100,000 ordinary shares of £1 each.

The Company commenced trading on 26 March 2003 when it issued UK sterling, Euro and US dollar denominated loan notes to the total value of £2,403,550 and made loans to Holmes Funding Limited for equivalent amounts and on equivalent terms, in order to enable Holmes Funding Limited to purchase an interest in the assets of Holmes Trustees Limited. The assets comprise mortgage loans secured on residential property in England and Wales.

Both Holmes Funding Limited and Holmes Trustees Limited are group undertakings.

2. Results and Dividend

The results for the period are set out on page 4. There was no profit during the period. The Directors do not recommend the payment of a dividend.

3. Financial Instruments

The Company’s financial instruments, other than derivatives, comprise loans to group undertakings, borrowings, cash and liquid resources, and various items, such as debtors and creditors that arise directly from its operations. The main purpose of these financial instruments is to raise finance for the Company’s operations.

The Company also enters into derivatives transactions (principally cross currency swaps). The purpose of such transactions is to manage the currency risks arising from the Company’s operations and its sources of finance.

It is, and has been throughout the period under review, the Company’s policy that no trading in financial instruments shall be undertaken.

The main risk arising from the Company’s financial instruments is currency risk. The Company has debt securities in issue denominated in Euros and US dollars. The Board reviews and agrees policies for managing this risk. The Company’s policy is to eliminate all exposures arising from movements in exchange rates by the use of cross currency swaps to hedge payments of interest and principal on the securities.

All other assets, liabilities and transactions are denominated in Sterling.

4. Directors and their interests

The Directors who served throughout the period, except as noted below were:

M McDermott	(appointed 23 January 2003)
R Wise	(appointed 23 January 2003, resigned 23 May 2003)
D Green	(appointed 23 May 2003)
SPV Management Limited	(appointed 23 January 2003)

HOLMES FINANCING (NO. 7) PLC

Report of the Directors (continued)

4. Directors and their interests (continued)

At the period end, Holmes Holdings Limited and M. McDermott jointly held one share in the Company.

SPV Management Ltd and M. McDermott held one share in the holding company, Holmes Holdings Limited, at the period end. The other share in Holmes Holdings Limited was held by SPV Management Limited. M. McDermott is also a Director of SPV Management Limited.

None of the other Directors had a beneficial interest in the shares of the Company, or of the holding company, Holmes Holdings Limited, at the period end.

5. Directors’ Responsibility in respect of the Preparation of Accounts

The Directors are required by United Kingdom company law to prepare accounts for each financial period that give a true and fair view of the state of affairs of the Company as at the end of the financial period, and of the profit or loss for that period.

The Directors confirm that suitable accounting policies have been used and applied consistently and reasonable and prudent judgements and estimates have been made in the preparation of the accounts for the period ended 31 December 2003. The Directors also confirm that applicable accounting standards have been followed and that the statements have been prepared on the going concern basis.

The Directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the Company and to enable them to ensure that the financial statements comply with the Companies Act 1985. They are also responsible for the Company’s system of internal control, for safeguarding the assets of the Company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

6. Going concern

The Directors confirm that they are satisfied that Holmes Financing (No.7) plc has adequate resources to continue in business for the foreseeable future. For this reason, they continue to adopt a going concern basis in preparing the financial statements.

7. Auditors

During the period, the Company appointed Deloitte & Touche as auditors of the Company.

On 1 August 2003, Deloitte & Touche, the Company’s auditors transferred their business to Deloitte & Touche LLP, a limited liability partnership incorporated under the Limited Liability Partnerships Act 2000. The Company’s consent has been given to treating the appointment of Deloitte & Touche as extending to Deloitte & Touche LLP with effect from 1 August 2003 under the provisions of section 26(5) of the Companies Act 1989. A resolution to re-appoint Deloitte & Touche LLP as the Company’s auditor was passed at the Annual General Meeting on 24th June 2003.

By order of the Board

/s/    Cheryl Samuels

For and behalf of

Abbey National Secretariat Services Limited, Secretary

22 June 2004.

Registered Office:

Abbey National House

2 Triton Square

Regent’s Place

London

NW1 3AN

HOLMES FINANCING (NO. 7) PLC

INDEPENDENT AUDITORS’ REPORT TO THE MEMBERS OF

HOLMES FINANCING (NO.7) PLC

We have audited the financial statements of Holmes Financing (No. 7) plc for the period from the date of incorporation on 23 January 2003 until 31 December 2003 which comprise the profit and loss account, the balance sheet and the related notes 1 to 17. These financial statements have been prepared under the accounting policies set out therein.

Respective responsibilities of directors and auditors

As described in the statement of directors’ responsibilities, the company’s directors are responsible for the preparation of the financial statements in accordance with applicable United Kingdom law and accounting standards. Our responsibility is to audit the financial statements in accordance with relevant United Kingdom legal and regulatory requirements and auditing standards, and the Listing Rules of the Financial Services Authority.

We report to you our opinion as to whether the financial statements give a true and fair view and are properly prepared in accordance with the Companies Act 1985. We also report if, in our opinion, the directors’ report is not consistent with the financial statements, if the company has not kept proper accounting records, if we have not received all the information and explanations we require for our audit, or if information specified by law regarding directors’ remuneration and transactions with the company is not disclosed.

We read the directors’ report for the above period and consider the implications for our report if we become aware of any apparent misstatements.

Basis of audit opinion

We conducted our audit in accordance with United Kingdom auditing standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the financial statements and of whether the accounting policies are appropriate to the company’s circumstances, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion, we also evaluated the overall adequacy of the presentation of information in the financial statements.

Opinion

In our opinion the financial statements give a true and fair view of the state of the company’s affairs as at 31 December 2003 and of its result for the period from 23 January 2003 to 31 December 2003, and have been properly prepared in accordance with the Companies Act 1985.

Deloitte & Touche LLP

Chartered Accountants and Registered Auditors

London, England

25 June 2004.

HOLMES FINANCING (NO. 7) PLC

Profit and Loss Account

For the period from 23 January 2003 to 31 December 2003

	Note	£’000
Interest receivable	2	70,400
Interest payable	3	(70,400)

Net interest income		—

OPERATING PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION	4	—

Tax on profit on ordinary activities	5	—

PROFIT ON ORDINARY ACTIVITIES AFTER TAXATION AND RETAINED FOR THE PERIOD	14	—

There are no recognised gains or losses in the period other than the profit for the period and therefore no statement of total recognised gains and losses is required.

There is no difference between the profit on ordinary activities before taxation and the retained profit for the period stated above and their historical cost equivalents.

All transactions are derived from continuing operations within the United Kingdom.

HOLMES FINANCING (NO. 7) PLC

Balance Sheet

As at 31 December 2003

	Note	£’000
FIXED ASSETS
Loans to group undertaking	6	2,403,550

CURRENT ASSETS
Debtors	7	20,111
Cash at bank and in hand	8	13

		20,124

CREDITORS - amounts falling due within one year	9	(502,394)

NET CURRENT LIABILITIES		(482,270)

TOTAL ASSETS LESS CURRENT LIABILITIES		1,921,280

CREDITORS - amounts falling due after more than one year	10	(1,921,230)

NET ASSETS		50

CAPITAL AND RESERVES

Called-up share capital	13	50
Profit and loss account		—

EQUITY SHAREHOLDERS’ FUNDS	14	50

The financial statements on pages 4 to 12 were approved by the Board of Directors on 22 June 2004.

Signed on behalf of the Board of Directors

/s/    Martin McDermott

Director.

HOLMES FINANCING (NO. 7) PLC

Notes to the Accounts for the period from 23 January 2003 to 31 December 2003

1.	Accounting Policies

Basis of Accounting

The financial statements are prepared under the historical cost convention and in accordance with applicable United Kingdom law and accounting standards. The particular accounting policies adopted are described below:

(1)	Interest receivable is recognised on an accruals basis.

(2)	Loans to group undertakings held as fixed assets are stated at cost less provision for any impairment.

(3)	Transactions are undertaken in derivative financial instruments, “derivatives”, which include cross currency swaps.Derivatives are entered into for the purpose of eliminating risk from potential movements in foreign exchange rates inherent in the Company’s non-trading assets and liabilities.

Non-trading assets and liabilities are those intended for use on a continuing basis in the activities of the Company. A derivative is designated as non-trading where there is an offset between the effects of potential movements in market rates of the derivative and the designated asset or liability being hedged.

Non-trading derivatives are reviewed regularly for their effectiveness as hedges. Non-trading derivatives are accounted for on an accruals basis, consistent with the asset or liability being hedged.

Income and expense on non-trading derivatives are recognised as they accrue over the life of the instruments as an adjustment to interest receivable or payable.

(4)	Interest receivable and payable arising in foreign currencies is translated at the average rates of exchange over the accounting period unless it is hedged in which case the relevant hedge rate is applied.

Assets and liabilities denominated in foreign currencies are translated into sterling at the contracted hedge rates.

(5)	The Company is a wholly owned subsidiary of Holmes Holdings Limited, a Company incorporated in Great Britain. Accordingly, the Company is not required to produce a cash flow statement as prescribed in paragraph 5 (a) of FRS 1 (revised 1996), “Cash flow statements”.

(6)	Debt Securities in Issue are stated at net proceeds.

(7)	Comparative figures have not been prepared as this is the first financial period since incorporation for which accounts have been prepared.

2.	Interest Receivable

Interest receivable derives from loans made to group undertakings (see note 6).

3.	Interest Payable

Interest is payable on debt securities in issue (see note 11).

4.	Operating Profit on Ordinary Activities before Taxation

The Company has no employees other than its directors.

No emoluments were paid to the Directors by the Company during the current period.

All administrative expenses, including auditors’ remuneration, in the current period were paid for, and borne, by Holmes Funding Limited, a fellow subsidiary undertaking. Because of this, no expenses are shown in the Company.

HOLMES FINANCING (NO. 7) PLC

Notes to the Accounts for the period from 23 January to 31 December 2003 (continued)

5. Tax on Profit on Ordinary Activities

£’000
UK corporation tax at 0%	—

The company qualifies for the starting companies’ rate of corporation tax of nil.

6. Loans to group undertaking

£’000
Repayable:
Within one year or less or on demand	482,320
More than two years but not more than five years	803,340
More than five years	1,117,890

2,403,550

The loans are all denominated in Sterling and are at variable rates of interest, based on LIBOR for three-month sterling deposits.

7. Debtors

£’000
Called up share capital not paid - due from parent undertaking	37
Accrued interest receivable	20,074

20,111

8. Cash at Bank and in Hand

The Company holds deposits at banks, which pay interest based on LIBOR.

9. Creditors : amounts falling due within one year

£’000
Accrued interest payable	20,074
Debt securities in issue (note 11)	482,320

502,394

HOLMES FINANCING (NO. 7) PLC

Notes to the Accounts for the period from 23 January to 31 December 2003 (continued)

10. Creditors : amounts falling due after more than one year

£’000
Debt securities in issue (note 11)	1,921,230

11. Debt Securities in Issue

£’000
Series 1 Class A Floating Rates Notes 2004	482,320
Series 1 Class B Floating Rates Notes 2040	14,470
Series 1 Class M Floating Rates Notes 2040	24,600
Series 2 Class A Floating Rates Notes 2008	803,340
Series 2 Class B Floating Rates Notes 2040	24,100
Series 2 Class M Floating Rates Notes 2040	40,970
Series 3 Class A Floating Rates Notes 2040	321,000
Series 3 Class B Floating Rates Notes 2040	15,000
Series 3 Class M Floating Rates Notes 2040	20,000
Series 4 Class A1 Floating Rates Notes 2040	341,500
Series 4 Class A2 Floating Rates Notes 2040	250,000
Series 4 Class B Floating Rates Notes 2040	28,000
Series 4 Class M Floating Rates Notes 2040	38,250

2,403,550

The notes are denominated in the following currencies:

UK Sterling	285,000
Euros	407,750
US Dollars	1,710,800

2,403,550

Foreign currency notes are converted at the rate of exchange in the applicable hedging currency swap.

All the Class A Notes (irrespective of series) will rank pari passu and rateably without any preference or priority except, until enforcement of the security for the Notes, as to payments of principal in respect of which the Class A1 Notes will rank in priority to the Class A2 Notes and the Class A3 Notes, and the Class A2 Notes will rank in priority to the Class A3 Notes.

Payments in respect of the Class B and M Notes will only be made if, and to the extent that, there are sufficient funds after paying or providing for certain liabilities, including liabilities in respect of the Class A Notes. The Class B Notes rank after the Class A Notes in point of security but before the Class M Notes.

HOLMES FINANCING (NO. 7) PLC

Notes to the Accounts for the period from 23 January to 31 December 2003 (continued)

11.	Debt Securities in Issue (continued)

Interest is payable on the notes at variable rates based on the three-month Sterling LIBOR, the three-month US Dollar LIBOR and three-month EURIBOR.

The Company’s obligations to note holders, and to other secured creditors, are secured under a deed of charge which grants security over all of its assets in favour of the security trustee. The principal assets of the Company are loans made to Holmes Funding Limited, a group company, whose obligations in respect of these loans, are secured under a deed of charge which grants security over all of its assets, primarily comprising shares in a portfolio of residential mortgage loans, in favour of the security trustee.

The security trustee holds this security for the benefit of all secured creditors of Holmes Funding Limited, including the Company.

The estimated fair values of the notes, based on the mid-market price at 31 December, are as follows:

£’000
Series 1 Class A Floating Rates Notes 2004	482,320
Series 1 Class B Floating Rates Notes 2040	14,367
Series 1 Class M Floating Rates Notes 2040	24,418
Series 2 Class A Floating Rates Notes 2008	803,501
Series 2 Class B Floating Rates Notes 2040	23,922
Series 2 Class M Floating Rates Notes 2040	40,601
Series 3 Class A Floating Rates Notes 2040	321,000
Series 3 Class B Floating Rates Notes 2040	15,209
Series 3 Class M Floating Rates Notes 2040	20,030
Series 4 Class A1 Floating Rates Notes 2040	342,490
Series 4 Class A2 Floating Rates Notes 2040	250,683
Series 4 Class B Floating Rates Notes 2040	28,092
Series 4 Class M Floating Rates Notes 2040	38,307

2,404,940

HOLMES FINANCING (NO. 7) PLC

Notes to the Accounts for the period from 23 January to 31 December 2003 (continued)

12.	Financial Instruments

The Company’s policies as regards derivatives and financial instruments are set out in the Report of the Directors on page 1 and the accounting policies on page 6. The Company does not trade in financial instruments. The following disclosures are made in respect of financial instruments. Short-term debtors and creditors are included in all of the following disclosures:

12 (a) Maturity profile of financial liabilities

	Debt Securities in issue £’000	Other liabilities £’000	Total Liabilities £’000
Within one year or less or on demand	482,320	20,074	502,394
More than one year but not more than two years	—		—
More than two years but not more than five years	803,340	—	803,340
More than five years	1,117,890	—	1,117,890

	2,403,550	20,074	2,423,624

There are no material undrawn committed borrowing facilities.

12 (b) Interest rate profile of financial assets and liabilities

After taking into account the cross currency swaps entered into by the Company, the interest rate profile of the Company’s financial assets and liabilities was:

	Total £’000	Floating rate £’000	Non-interest bearing £’000	Weighted average years until maturity* Years
Assets:
Sterling	2,423,674	2,403,563	20,111	0.1

Liabilities:
Sterling	2,423,624	2,403,550	20,074	0.1

*	for non-interest bearing assets/liabilities only.

Benchmark rates for determining interest payments for the floating rate assets and liabilities are given in the note to the accounts relevant to the financial instrument type.

12 (c) Fair values of financial assets and liabilities

The fair value of debt securities in issue is disclosed in note 11 to the accounts.

Fair value disclosures are not provided for loans to group undertakings, as there is no liquid and active market for such instruments.

The estimated fair values of other assets and liabilities on the balance sheet are not materially different from their carrying amounts.

The estimated fair value of the cross currency swaps entered into by the Company as at 31 December 2003 was a liability of £222,162,630.

The cross currency swaps mature between April 2004 and July 2040.

The fair value of the instruments will largely be recognised after the end of the next financial year.

HOLMES FINANCING (NO. 7) PLC

Notes to the Accounts for the period from 23 January to 31 December 2003 (continued)

12 (d) Currency profile

Taking into account the effect of derivative instruments, the Company did not have a material financial exposure to foreign exchange gains or losses on monetary assets and monetary liabilities denominated in foreign currencies at 31 December 2003.

13. Share Capital

£’000
Authorised:
100,000 Ordinary shares of £1 each	100

Allotted and called up:
50,000 Ordinary shares of £1 each	50

On 5 February 2003, 49,998 ordinary shares were partly paid to 25 pence and 2 subscriber shares were fully paid up. The balance of £37,498 is payable by the shareholders upon the company’s demand.

14. Reconciliation of Movements in Shareholders’ Funds

£’000
Ordinary share capital	50
Retained result for the period	—

Closing shareholders’ funds	50

15. Capital Commitments and Contingent Liabilities

There were no outstanding capital commitments or contingent liabilities at 31 December 2003.

16. Related Party Transactions

The Company has taken advantage of the exemption covered by paragraph 3 (c) of FRS 8, “Related party disclosures”, not to disclose transactions with entities that are part of the Holmes Group.

The group remunerates SPV Management Limited for administration services provided to Holmes Financing (No. 7) plc. The total amount paid relating to the Company in the period ended 31 December 2003, by the group, was £7,000.

HOLMES FINANCING (NO. 7) PLC

Notes to the Accounts for the period from 23 January to 31 December 2003 (continued)

17.	Parent and Controlling Party

The immediate parent of the Company is Holmes Holdings Limited, a company incorporated in Great Britain and registered in England and Wales, which prepares the only accounts into which the Company is consolidated. SPV Management Limited, a company incorporated in Great Britain and registered in England and Wales, holds all of the beneficial interest in the issued shares of Holmes Holdings Limited on a discretionary trust for persons employed as nurses in the United Kingdom and for charitable purposes.

The administration, operations, accounting and financial reporting functions of the Company are performed by Abbey National plc, which is incorporated in Great Britain.